EXHIBIT 23
                                                                ----------
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements (File Nos. 33-9737, 33-32055, 33-37683, 333-141777, 333-38259, 333-68481 and
333-44652) of Molex Incorporated and its subsidiaries on Form S-8 of our reports dated July 24,2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Molex Incorporated for the year ended June 30, 2000.


/S/ DELOITTE AND TOUCHE LLP


Chicago, Illinois
September 22, 2000